Exhibit 99.1

Magnetek Previews Fiscal 2010 Fourth Quarter

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--July 15, 2010--Magnetek, Inc. (“Magnetek” or “the Company”)(NYSE: MAG) today revised the expected revenue range for its fiscal 2010 fourth quarter, which ended June 27, 2010.

The Company currently expects revenue for the fourth quarter of fiscal 2010 to fall within the range of $24.0 million to $24.5 million, compared with the prior estimated range of $21.5 million to $22.0 million. In addition, bookings for the fourth quarter of fiscal 2010 exceeded fourth quarter revenue, resulting in an increase in the Company’s order backlog as of June 27, 2010, to the highest level since August 2008.

Given the increase in sales volume over the previous estimate, the Company further expects to report net income from continuing operations of $.01 to $.02 per share for the fourth quarter of fiscal 2010. Previous estimates related to profitability for the fourth quarter of fiscal 2010 projected a net loss from continuing operations of $.01 per share.

In its fiscal 2010 third quarter Magnetek recorded revenue of $19.2 million and a net loss from continuing operations of $1.4 million, or a loss of $.05 per share. In its fiscal 2009 fourth quarter the Company recorded revenue of $20.0 million and net income from continuing operations of $0.7 million, or $.02 per share.

The Company expects to release final results for the fourth quarter and full fiscal year 2010 on or around August 19, 2010.

About Magnetek, Inc.

Magnetek, Inc. provides digital power and motion control systems used in overhead material handling, elevator, and energy delivery applications. The Company is North America’s largest supplier of digital drive systems for industrial cranes, hoists, and monorails. Magnetek provides Energy Engineered® drives, radio remote controls, motors, and braking and collision avoidance subsystems to North America’s foremost overhead material handling crane builders. The Company is also the world’s largest independent builder of highly integrated digital motion control systems for high-rise, high-speed elevators. In energy delivery, Magnetek develops and markets digital power inverters that connect renewable energy sources to the utility grid, and is a leading independent supplier of digital motion control systems for underground coal mining applications. Magnetek is headquartered in Menomonee Falls, WI, in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, PA, and Canonsburg, PA, as well as Menomonee Falls.

Special Note Regarding Online Availability of Magnetek Releases and Filings

All Magnetek financial news releases and filings with the Security and Exchange Commission (“SEC”) are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its fourth quarter and fiscal year 2010. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and renewable energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings, unanticipated adjustments to our projected year-end financial statements, and the risk that the Company’s ultimate costs of doing business exceed present estimates. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

CONTACT:
Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc.
262-703-4282
mschwenner@magnetek.com